CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No.63 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated February 10, 2015 relating to the financial statements and financial highlights appearing in the December 31, 2014 Annual Report to Shareholders of Vanguard Institutional Index Fund, and of our report dated February 18, 2015, relating to the financial statements and financial highlights appearing in the December 31, 2014 Annual Report to Shareholders of Vanguard Institutional Total Stock Market Index Fund (comprising Vanguard Institutional Index Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
April 24, 2015